Schedule 14A Information

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No. _)

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FRANKLIN TEMPLETON INTERNATIONAL TRUST

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Supplement Dated December 4, 2013
to the Proxy Statement dated December 2, 2013
of

Franklin India Growth Fund

The following information replaces the information contained in Exhibit B and Exhibit C of the Proxy Statement of Franklin India Growth Fund that accompanies this supplement.

Exhibit B

Outstanding Shares and Classes of the Franklin India Growth Fund as of November 18, 2013

Franklin India Growth Fund	Outstanding Shares
Class A Shares	2,890,911
Class C Shares	708,423
Class R6 Shares	52,876
Advisor Class Shares	3,264,955
Total:	6,917,165

Exhibit C

Entities Owning Beneficially more than Five Percent (5%) of the
Outstanding Shares of any Class of Franklin India Growth Fund as of November 18, 2013

Class	Name and Address of Account	Share Amount	Percentage of Class (%)
R6	Franklin World Perspectives Fund F/T Fund Allocator Series 300 S.E. 2nd Street Fort Lauderdale, FL 33301	52,876	100.00

Advisor Class	Ellard & Co.[1] c/o Fiduciary Trust Company International P.O. Box 3199 Church Street Station New York, NY 10008	1,663,924	50.96
	Michael A. Krupka 2006 Investment Trust Michael A. Krupka Trste 7 Bennington Rd Lexington, MA 024215-5605	442,402	13.55
	Emerging Markets Beta LP c/o Bain Capital LLC John Hancock Tower 200 Clarendon St. Boston, MA 02116-5052	243,649	7.46
	Paul B. Edgerley 119 Hyslop Rd. Brookline, MA 02445-5727	189,234	5.80

1.        Represents shares held in nominee name for the benefit of certain clients of Fiduciary Trust Company International (“Fiduciary”), an affiliate of FAV and TAML, for which Fiduciary may, in some cases, exercise voting and/or investment discretion.

Please keep this supplement for future reference.

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